UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2015

ENTELLUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0001-36814	20-4627978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Holly Lane North, Suite 40

Plymouth, Minnesota 55447

(Address of principal executive offices) (Zip Code)

(763) 463-1595

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 2, 2015, Entellus Medical, Inc. (the “Company”) issued a press release announcing its preliminary estimate of revenue for the three months ended March 31, 2015. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K (including the portion of Exhibit 99.1 entitled “Preliminary First Quarter 2015 Revenue” and the information related thereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers. Compensatory Arrangements of Certain Officers.

On April 2, 2015, the Board of Directors (the “Board”) of the Company approved the appointment of Robert S. White, age 53, as the Company’s President and Chief Executive Officer, effective immediately. Coincident with the promotion of Mr. White to Chief Executive Officer, Brian E. Farley will transition to Executive Chairman of the Board and part-time employment with the Company. The appointment of Mr. White as Chief Executive Officer and Mr. Farley’s transition to Executive Chairman mark the completion of succession planning that the Company implemented in late 2014. The transition is intended to afford Mr. Farley more time to spend with his family, while still enabling him to be a frequent and active contributor to the Company.

Mr. White has served as the Company’s President and Chief Operating Officer since joining the Company in November 2014. Before joining the Company, Mr. White was the president and chief executive officer of TYRX, Inc., which specialized in commercializing innovative, implantable combination drug and device products focused on infection control, from 2010 to 2014, when TYRX was sold to Medtronic. Prior to joining TYRX, Mr. White held several positions with Medtronic from 2003 to 2009, including serving as president of Medtronic Kyphon from 2008 to 2009 following the acquisition of Kyphon by Medtronic. Mr. White started his career with General Electric and joined Eli Lilly and Company in 1989. Mr. White serves on the boards of directors of several companies, including publicly traded companies Novadaq Technologies and AtriCure, Inc., as well as HyperBranch Medical Technology, Inc. Mr. White holds a B.S. in Aerospace Engineering from the University of Missouri-Rolla and an M.B.A. from Cornell University’s Johnson Graduate School of Management. In addition to his appointment as the Company’s President and Chief Executive Officer, Mr. White was appointed to serve as a Class I director on the Board, effective immediately. At this time, the Company does not expect Mr. White to serve on any of the Board’s committees.

Mr. Farley has served as the Chief Executive Officer since March 2010. As Executive Chairman, Mr. Farley will remain a member of the Board and will continue as an executive officer and employee of the Company with responsibility for advising senior management with respect to the strategy, management and operations of the Company.

In connection with his transition from Chief Executive Officer to Executive Chairman, Mr. Farley entered into a letter agreement providing that (i) he will remain entitled to receive, with respect to 2015 services, a prorated portion of his current base salary, (ii) he will remain eligible to receive an annual cash bonus for the Company’s 2015 fiscal year (based on his salary actually earned with respect to 2015) and (iii) his outstanding stock options will remain outstanding and vest in accordance with their terms. Mr. Farley further agreed that his transition does not trigger any severance payments in accordance with his severance agreement dated as of January 1, 2015.

In connection with his appointment to the position of Chief Executive Officer, the Board approved an increase in Mr. White’s annual base salary from $420,000 to $450,000 and his target bonus from 50% to 65% of base salary, effective as of April 2, 2015.

Mr. Farley’s letter agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing the management transition has been filed as Exhibit 99.1 and is incorporated here by reference. The portion of the release entitled “Preliminary First Quarter 2015 Revenue” and the information related thereto shall not be deemed “filed” and are not incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement with Brian E. Farley, dated April 2, 2015.

99.1	Press Release dated April 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTELLUS MEDICAL, INC.

Date: April 2, 2015

	By:	/s/ Thomas E. Griffin
Thomas E. Griffin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement with Brian E. Farley, dated April 2, 2015.

99.1	Press Release dated April 2, 2015.